FOR IMMEDIATE RELEASE
For More Information:
Ronald L. Thigpen                                  John  Marsh
Executive Vice President and COO                   President
Southeastern Bank Financial Corp.                  Marsh Communications LLC
706-481-1014                                       770-458-7553


                   SOUTHEASTERN BANK FINANCIAL CORP. REPORTS
                          PROFIT IN FIRST QUARTER 2009
                       Board Suspends Quarterly Dividends

AUGUSTA, GA., APRIL 24, 2009 - Southeastern Bank Financial Corp. (OTCBB:SBFC), the holding company for Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust (SB&T), today reported quarterly net income of $685,759, or $0.11 in diluted earnings per share, for the three months ended March 31, 2009, compared to $2.6 million, or $0.44 in diluted earnings per share, in the first quarter of 2008, and $660,139, or $0.11 in diluted earnings per share, in the fourth quarter of 2008.

"Our net income in the first quarter showed slight improvement over the fourth quarter of 2008, which is a notable achievement in this difficult market and low interest rate environment," said R. Daniel Blanton, president and chief executive officer. "Our core banking operations performed well, which, along with gains we made on the sale of investments during the quarter, enabled us to continue to further build our loan loss reserves. We believe this is appropriate given the current market environment, even though the resulting increase in loan-loss provision expense reduced our income and earnings compared to last year."

The company's loan loss provision was $4.7 million in the first quarter of 2009. This compares to $1.3 million in the first quarter of 2008, and $4.1 million in the fourth quarter of 2008. The increase in loan loss provisions resulted in a rise in the allowance for loan losses to $15.2 million, or 1.52 percent of loans outstanding. This compares to $12.8 million or 1.38 percent of loans outstanding at March 31, 2008, and $14.7 million or 1.47 percent of loans outstanding at Dec. 31, 2008.


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
Nonperforming assets at March 31, 2009, were 3.56 percent of total assets, compared to 0.63 percent at March 31, 2008, and 3.39 percent at Dec. 31, 2008. Net charge-offs for the first quarter of 2009 totaled 0.43 percent of average loans, compared to 0.03 percent in the first quarter of 2008 and 0.30 percent in the fourth quarter of 2008. The company held $7.0 million in other real estate owned (OREO) at March 31, 2009, compared to $5.7 million at Dec. 31, 2008, and $412,000 at March 31, 2008.

"We remained well-capitalized and continued to maintain significant liquidity during the first quarter," said Blanton. "In addition to growth from our core banking operations, mortgage income nearly doubled in the first quarter due to a significant increase in refinancing volume. Revenue from our GB&T operations slowed during the quarter, though this was partially offset by the continued growth of our SB&T thrift."

Total assets at March 31, 2009, were $1.5 billion, an increase of $214.3 million from a year ago, and $74.8 million from Dec. 31, 2008. Assets at the company's SB&T subsidiary totaled $149.4 million at the close of the first quarter, an increase of $25.8 million, or 20.9 percent, compared to Dec. 31, 2008.

Loans outstanding at the end of the first quarter were $997.6 million, an increase of 7.6 percent from March 31, 2008, and a decline of 0.8 percent from Dec. 31, 2008. Total deposits were $1.2 billion at March 31, 2009, an increase of 20.7 percent from the same period a year ago and 7.6 percent from Dec. 31, 2008. Cash and cash equivalents totaled $119.4 million at the end of the first quarter, compared to $37.8 million from Dec. 31, 2008.

Net interest income for the first quarter of 2009 was $10.1 million, compared to $10.3 million in the same period a year ago. Noninterest income for the quarter was $5.5 million, compared to $3.9 million for the first quarter of 2008. Noninterest expense was $9.8 million in the first quarter of 2009, an increase of $912,890 from a year ago. Increases in noninterest income and expense were in support of the Company's $214 million growth in total assets during the last twelve months.


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
The company's net interest margin was 2.96 percent, compared to 2.99 percent for the three months ended Dec. 31, 2008, and 3.49 percent a year ago. The net interest margin appears to have stabilized although at significantly lower levels than the prior year due to the significant reduction in interest rates by the Federal Reserve. Return on average assets (ROA) was 0.19 percent for the first quarter of 2009, and return on average shareholders' equity (ROE) was 2.96 percent.

The company's Board of Directors has voted to suspend the payment of quarterly cash dividends on the company's common stock effective immediately. Given the current state of the economy, the Board believes the suspension is a prudent action that will help the company maintain its currently strong capital position by conserving approximately $3.2 million of capital per year. The Board plans to reinstate the dividend payment at an appropriate time once economic conditions improve and stabilize.

"We have resisted suspending our quarterly cash dividend in the past as we felt strongly that our loyal shareholders and supporters should be rewarded," said
Blanton. "However, in light of the recession and the unlikely prospects for a near-term economic recovery, we have reached the point where conserving capital has become the most responsible use of our resources. While the suspension was a difficult decision, we believe it is in the best long-term interests of our shareholders."

ABOUT  SOUTHEASTERN  BANK  FINANCIAL  CORP.
Southeastern Bank Financial Corp. is the $1.5 billion-asset bank holding company of Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust (SB&T). GB&T is the largest locally owned and operated community bank in the Augusta metro market, with nine full-service Augusta-area offices and offices in Athens, Ga., and Greenville, S.C. SB&T is a federally chartered thrift serving the Aiken County, S.C., market, with three full-service offices. The company also has mortgage operations in Augusta and Savannah. The banks focus primarily on real estate, commercial and consumer loans to individuals, small to medium-sized businesses and professionals, and also provide wealth management and trust services. The company's common stock is publicly traded on the OTC Bulletin Board under the symbol SBFC. For more information, please visit the company's Web site, www.georgiabankandtrust.com.


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
SAFE  HARBOR  STATEMENT  -  FORWARD-LOOKING  STATEMENTS
Statements made in this release by Southeastern Bank Financial Corporation (The Company) other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including: unanticipated changes in the Bank's local economy and in the national economy; governmental monetary and fiscal policies; deposit levels, loan demand, loan collateral values and securities portfolio values; difficulties in interest rate risk management; difficulties in operating in a variety of geographic areas; the effects of competition in the banking business; changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions; failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans; and other factors. The Company cautions that such factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.

                                      ###


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

            SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                          Consolidated Balance Sheets

                                                    MARCH 31,
                                                      2009         DECEMBER 31,
                ASSETS                             (UNAUDITED)         2008
                                               ----------------  ---------------
Cash and due from banks                         $  33,762,533     $  24,859,620
Federal funds sold                                 61,664,000         9,780,000
Interest-bearing deposits in other banks           23,948,713         3,128,043
                                               ----------------  ---------------
    Cash and cash equivalents                     119,375,246        37,767,663


Investment securities
  Available-for-sale                              300,998,219       299,339,182
  Held-to-maturity, at cost (fair values of
    $676,089 and $697,977, respectively)              689,164           689,128

Loans held for sale                                20,809,064        18,955,283

Loans                                             976,837,586       986,830,706
  Less allowance for loan losses                  (15,185,895)      (14,742,339)
                                               ----------------  ---------------
    Loans, net                                    961,651,691       972,088,367

Premises and equipment, net                        33,254,190        33,959,975
Accrued interest receivable                         6,343,240         7,085,348
Bank-owned life insurance                          17,548,279        17,368,065
Restricted equity securities                        6,923,037         6,571,485
Other real estate owned                             6,989,755         5,733,775
Other assets                                       11,209,003        11,480,316
                                               ----------------  ---------------

                                               $1,485,790,888    $1,411,038,587
                                               ================  ===============

  LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
  Noninterest-bearing                          $  117,921,292    $  111,291,359
  Interest-bearing:
    NOW accounts                                  181,130,051       166,560,715
    Savings                                       271,986,457       247,249,303
    Money management accounts                      46,335,384        50,404,031
    Time deposits over $100,000                   428,636,154       385,439,375
    Other time deposits                           180,674,397       178,607,605
                                                ---------------  ---------------
                                                1,226,683,735     1,139,552,388

Federal funds purchased and securities sold
  under repurchase agreements                      48,763,613        62,552,922
Advances from Federal Home Loan Bank               84,000,000        84,000,000
Other borrowed funds                                  900,000                 -
Accrued interest payable and other liabilities      9,683,667        10,282,777
Subordinated debentures                            20,000,000        20,000,000
                                                ---------------  ---------------

    Total liabilities                           1,390,031,015     1,316,388,087
                                                ---------------  ---------------

Stockholders' equity:
  Common stock, $3.00 par value; 10,000,000
    shares authorized; 5,988,087 and 5,987,674
    shares issued in 2009 and 2008,
    respectively; 5,987,785 and 5,987,674
    shares outstanding in 2009 and 2008,
    respectively                                   17,964,261        17,963,022

  Preferred stock, no par value; 10,000,000
    shares authorized; 0 shares outstanding
    in 2009 and 2008, respectively                          -                 -
  Additional paid-in capital                       55,242,246        55,188,533
  Retained earnings                                21,362,460        21,455,152
  Treasury stock, at cost; 302 and 0 shares in
    2009 and 2008, respectively                       (4,832)                 -
  Accumulated other comprehensive income, net       1,195,738            43,793
                                                ---------------  ---------------

      Total stockholders' equity                   95,759,873        94,650,500
                                                ---------------  ---------------

                                               $1,485,790,888    $1,411,038,587
                                               ================  ===============


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

            SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                       Consolidated Statements of Income

                                  (Unaudited)

                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                  ------------------------------
                                                       2009            2008
                                                  --------------  --------------
Interest income:
  Loans, including fees                            $ 13,804,456    $ 16,392,754
  Investment securities                               4,074,379       3,261,374
  Federal funds sold                                     24,452          90,769
  Interest-bearing deposits in other banks                3,837           5,822
                                                  --------------  --------------
    Total interest income                            17,907,124      19,750,719
                                                  --------------  --------------

Interest expense:
  Deposits                                            6,800,802       7,876,557
  Federal funds purchased and securities
    sold under repurchase agreements                    111,469         539,933
  Other borrowings                                      895,937       1,069,480
                                                  --------------  --------------
    Total interest expense                            7,808,208       9,485,970
                                                  --------------  --------------

    Net interest income                              10,098,916      10,264,749

Provision for loan losses                             4,749,297       1,271,005
                                                  --------------  --------------

    Net interest income after provision
      for loan losses                                 5,349,619       8,993,744
                                                  --------------  --------------

Noninterest income:
  Service charges and fees on deposits                1,640,725       1,670,589
  Gain on sales of loans                              2,236,696       1,259,962
  Gain on sale of fixed assets                           26,135           2,999
  Investment securities gains, net                      743,900          37,580
  Retail investment income                              209,152         288,799
  Trust service fees                                    253,344         285,948
  Increase in cash surrender value of
    bank-owned life insurance                           180,214         164,169
  Miscellaneous income                                  163,274         220,955
                                                  --------------  --------------
    Total noninterest income                          5,453,440       3,931,001
                                                  --------------  --------------

Noninterest expense:
  Salaries and other personnel expense                5,657,934       5,171,110
  Occupancy expenses                                  1,141,124       1,025,349
  Other operating expenses                            3,034,403       2,724,112
                                                  --------------  --------------
    Total noninterest expense                         9,833,461       8,920,571
                                                  --------------  --------------

    Income before income taxes                          969,598       4,004,174

Income tax expense                                      283,839       1,369,515
                                                  --------------  --------------

    Net income                                     $    685,759    $  2,634,659
                                                  ==============  ==============

Basic net income per share                         $       0.11    $       0.45
                                                  ==============  ==============

Diluted net income per share                       $       0.11    $       0.44
                                                  ==============  ==============

Weighted average common shares outstanding            5,987,948       5,958,963
                                                  --------------  --------------

Weighted average number of common and
  common equivalent shares outstanding                5,998,578       6,015,301
                                                  --------------  --------------


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